Exhibit 10.1

Letter Agreement Between C.H. Robinson Worldwide, Inc.

and Ancora Catalyst Institutional, LP

Dated: December 29, 2023

Re:	2024 Annual Meeting of Shareholders

This letter agreement (this “Letter Agreement”), acknowledges that the board of directors (the “Board”) of C. H. Robinson Worldwide, Inc. (the “Company”) will renominate current incumbent directors Henry W. “Jay” Winship and Henry J. Maier (individually, each a “Nominee” or collectively, the “Nominees”) for reelection to the Board for the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), and that Ancora Cataylst Institutional, LP and its affiliates (“Ancora”, together with the Company, the “Parties”) are relying on this Letter Agreement as a basis to not nominate the Nominees for reelection.

If for any reason the Board fails to renominate the Nominees for reelection at the Annual Meeting, the Company and the Board will take all measures necessary to permit and facilitate Ancora’s nomination of such Nominees or other persons in substitution thereof for election at the Annual Meeting and shall provide Ancora with the time and opportunity to solicit votes on their behalf in order to seek their election to the Board at the Annual Meeting. Such measures shall include but are not limited to: amending the bylaws; setting a new record date; postponing the Annual Meeting; and extending the Annual Meeting nomination window.

If, on the other hand, the Board renominates the Nominees for reelection at the Annual Meeting (and does not withdraw any such nomination), Ancora agrees that it will not seek to nominate any other individuals for election to the Board or make any other proposals at the Annual Meeting and will also not engage in any solictation of proxies in connection with the Annual Meeting.

Except as expressly contemplated by the preceding paragraph, this Letter Agreement shall not act as a standstill agreement of any kind.

If at any time subsequent to the date of this Letter Agreement, any provision of this Letter Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Letter Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The Parties to this Letter Agreement expressly agree that an actual or threatened breach of this Letter Agreement by any Party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Letter Agreement or to secure specific enforcement of its terms and provisions, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties agrees to waive any requirement for the security or posting of any bond in connection with any such relief.

Each Party (a) irrevocably and unconditionally consents to submit itself to the exclusive personal jurisdiction of the courts of the State of Delaware or, if unavailable, the federal court in the State of Delaware, in each case sitting in the County of New Castle in the State of Delaware in the event any dispute arises out of this Letter Agreement or the transactions contemplated by this Letter Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than state and federal courts of the State of Delaware sitting in the County of New Castle, and each of the Parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such Party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

This Letter Agreement is solely for the benefit of the Parties and is not enforceable by any other person.

[Remainder of page intentionally blank. Signature page follows.]

Sincerely,

The Company:

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Jodee Kozlak
Name:	Jodee Kozlak
Title:	Chair of the Board

Ancora:

Ancora Catalyst Institutional, LP Ancora Catalyst, LP Ancora Merlin Institutional, LP Ancora Merlin, LP Ancora Catalyst SPV I LP Series U Ancora Catalyst SPV I LP Series V

By: Ancora Alternatives LLC, its Investment Advisor and General Partner

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Ancora Catalyst SPV I SPC Ltd. Segregated Portfolio I

By: Ancora Alternatives LLC, its Investment Advisor

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Ancora Alternatives LLC

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Ancora Advisors, LLC

By: The Ancora Group, LLC, its Sole Member

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

The Ancora Group, LLC

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Ancora Family Wealth Advisors, LLC

By: Inverness Holdings LLC, its Sole Member

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Inverness Holdings LLC

By: Ancora Holdings, LLC, its Sole Member

By:	/s/ Frederick D. DiSanto

Ancora Holdings, LLC

By:	/s/ Frederick D. DiSanto

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